Exhibit 10.15

Confidential and Proprietary

THE SECURITIES REPRESENTED BY THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993 (THE “SECURITIES ACT”) OR THE SECURITIES ACT OF ANY STATE.   THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON THE EXEMPTIONS FROM REGISTRATION CONTAINED IN THE SECURITIES ACT AND IN CERTAIN STATE SECURITIES ACTS, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO  EFFECTIVE REGISTRATION UNDER SUCH ACTS OR IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACTS.
THIS DEBENTURE IS SUBJECT TO THE SUBORDINATION PROVISIONS SET FORTH IN SECTION 6 HEREOF.

Knox Lawrence International, LLC
Sr. Subordinated Debenture
DUE January 15, 2014

ALBUQUERQUE, NEW MEXICO	January 15, 2009

FOR VALUE RECEIVED, UTILIPOINT INTERNATIONAL, INC., a New Mexico corporation (the “Company”), promises to pay to the order of Knox Lawrence International, LLC, (or any subsequent holder of this Debenture are referred to herein as the “Holder”), at 445 Park Avenue, 20th Floor, New York, NY 10022 or any such other place as the holder may from time to time designate, the principal sum of ($10,000) TEN THOUSAND and 00/100  DOLLARS (the “Principal Amount”) , together with interest on the outstanding principle amount thereof from time to time at the rate hereinafter provided and any and all other sums which may be owing to the Holder by the Company, according to the repayment terms set forth in Section 2 hereof, but in no event later than January 15, 2014, which is the final and absolute due date of this Debenture, or on such earlier date specified by the Holder if this Debenture is accelerated pursuant to Section 8 hereof.

The following terms shall apply to this Debenture:

SECTION 1.  Interest Rate.  From the date hereof, until all sums due and owing hereunder have been paid in full, and unless adjusted as provided in this Debenture, interest shall accrue upon the unpaid Principal Amount at the rate of TEN PERCENT (10%) per annum.  Interest shall be calculated on the basis of a three hundred sixty-day (360) year applied to the actual number of days the Principal amount, or any portion thereof, is outstanding.

SECTION 2.  Payment.  Commencing on January 15, 2009, and every month thereafter until the Principal Amount has been paid in full, the Company shall pay to the Holder the accrued and unpaid interest on the outstanding Principal Amount.  The Principal Amount shall be payable in full on January 15, 2014.  Alternately the Company can choose to defer payment of interest if agreed to by Holder but Company will be responsible for paying compounded interest on any accrued interest.  If any amounts due under this Debenture are to be paid to the Holder on a day which is not a regular business day of the Company’s primary depository bank, then such amounts shall be due on the next day which is a regular business day.

Confidential and Proprietary

SECTION 3.  Application of Payments.  All payments made hereunder shall be applied first to penalties or other sums owing to the Holder, pursuant to this Debenture, next to accrued interest, and then to the unpaid Principal Amount.

 SECTION 4.  Prepayment.  Subject to the subordination provisions hereunder, the Company may prepay the unpaid balance of the Principal Amount hereunder in whole at any time or in part from time to time without premium or penalty.

SECTION 5.  Manner of Payment.  All payments of the unpaid balance of the Principal Amount and interest thereon, and all other sums due hereunder, shall be paid in lawful money of the United States of America during regular business hours at such place as the Holder may at any time and from time to time designate in writing effective on five (5) days prior written notice to the Company in accordance with the notice procedures in Section 14 hereof.

SECTION 6.  Subordination.  The Company covenants and agrees, and the Holder, by its acceptance of this Debenture, hereby covenants and agrees on behalf of itself and its successors and assigns as follows:

a)
The indebtedness evidenced by this Debenture, as it may be amended, modified, extended, renewed or substituted from time to time, and all obligations of the Company to pay the principal of and interest on the Debenture, and all other amounts and liabilities under this Debenture, whether such indebtedness, obligations and liabilities are now existing or hereafter arising (collectively, the “Subordinated Obligations”) are hereby expressly subordinated to and in favor of the indefeasible and full payment in cash of all of the Senior Indebtedness, as hereinafter defined, to the extent and in the manner hereinafter set forth.

b)
As used herein, the term Senior Indebtedness shall mean all indebtedness, liabilities and obligations of the Company to any “Financial Institutions” as defined in the Financial Institutions Article of the Annotated Code of Maryland (the “Banks”) of every kind and nature whatsoever, whether now existing or hereafter arising or created at any time, including without limitation, all indebtedness, liabilities and obligations of the Company to the Banks which are direct, indirect, contingent, primary, secondary, alone, jointly with others, due, to become due, unsecured, secured, or future advances and including, without limitation, all liabilities, indebtedness and obligations of the Company to the Banks.

c)
Until the maturity date of this Debenture, January 15, 2014 (subject to the subordination agreement with the Banks), or until the Senior Indebtedness has earlier been fully and indefeasibly paid in cash, the Holder shall not, without the prior written consent of the Banks, ask for, demand, accelerate, declare a default under, sue for, set-off, accept or receive any payment of all or any part of the Subordinated Obligations; provided, however, that until (i) the Banks notify the Holder that the Company is in default under the Senior Indebtedness, or (ii) the Company is the subject of bankruptcy or insolvency proceedings, the Holder may receive the regularly scheduled payments of interest payable under this Debenture as in effect on the date hereof (without giving effect to any amendment which would increase the amount of any such payment).

Confidential and Proprietary

d)
The Holder and the Company agree, represent and warrant that the Subordinated Obligations are not secured in any way, directly or indirectly, including, without limitation, by security agreement, pledge agreement, guaranty agreement, mortgage, deed of trust, or any other document, lien, encumbrance or otherwise.

e)
The Holder and the Company agree that his Debenture and all other instruments now or hereafter evidencing all or any portion of the Subordinated Obligations shall bear on its face a clear legend that it is subject to the subordination provisions of the Debenture.

f)
In the event of any distribution, division or application, partial or complete, voluntary or  involuntary, by operation of law or otherwise, of all or any part of the assets of the Company or the proceeds thereof to creditors of the Company or to any indebtedness, liabilities and   obligations of the Company, by reason of the liquidation, dissolution or other winding up of the Company or the Company’s business, or in the event of any sale, receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors, or any proceeding by or against the Company for any relief under any bankruptcy or insolvency law, then any payment or distributions of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to all or any part of the Subordinated Obligations shall be paid or delivered directly to the Banks for application to the Senior Indebtedness (whether due or not due and in such order and manner as the Banks may elect; and including, without limitation, any interest accruing subsequent to the commencement of any such event or proceeding) until the Senior Indebtedness shall have been fully paid and satisfied.  The Holder hereby irrevocably authorizes and empowers the Banks, and irrevocably appoints the Banks the Attorneys-in fact for the Holder to demand, sue for, collect and receive every such payment or distribution and give acquittance therefore and to file claims and take such other proceedings in the name of the Banks or in the name of the Holder or otherwise, as the Banks may deem necessary or advisable to carry out the provisions hereof.

g)
The Company and the Holder agree that the Banks are third-party beneficiaries of the provisions of this Debenture and shall be entitled to enforce such provisions by proceedings at law or in equity, or otherwise.  If any of the Senior Indebtedness should be transferred or assigned by the Banks, the provisions of this Debenture will inure to the benefit of the transferee or assignee to the extent of such transfer or assignment, provided that the Banks shall continue to have the unimpaired right to enforce the provisions of this Debenture as to any of the Senior Indebtedness not so transferred or assigned.  This Debenture shall be binding upon the Holder and the Company and their respective successors and assigns.  None of the provisions of this Debenture may be waived, modified or amended without the prior written consent of the Banks, or if any of the Senior Indebtedness has then been transferred or assigned, by the then holders or obligees of all of the Senior Indebtedness.

h)
The Company shall provide written notice to the Holder in accordance with the provisions of Section 14 hereof as to any additional Senior Indebtedness incurred by or agreed to by the Company after the date hereof and during such time that any amounts are outstanding under this Debenture.

Confidential and Proprietary

SECTION 7.  Late Payment Penalty.  Should any payment of interest, of principal and interest, or of any other sum due hereunder, be received by the Holder more than ten (10) days after its due date, unless authorized by the Holder, the Company shall pay a late payment penalty equal to fifteen PERCENT (15%) per annum on the amount then due for the actual number of days that such payment is past due.

SECTION 8.  Events of Default; Acceleration.  The occurrence of any one or more of the following events shall constitute an Event of Default under this Debenture:

a)
the failure of the Company to pay within ten (10) days after the delivery of written notice of default from the Holder in accordance with the notice  provisions of Section 14 hereof any principal of or interest on the Debenture.

b)	the filing of a petition for relief under the Bankruptcy Code or any similar federal or state statute by or against the Company; or

c)	an application for the appointment of a receiver for, the making of a general assignment for the benefit of creditors by, or the insolvency of, the Company.

d)
the addition of new debt to the current debt of the Company which results in the total debt of UtiliPoint senior to this Debenture cumulatively reaching a level in excess of four (4) times the trailing twelve month EBITDA from operations of the Company or a combination of its business and businesses it may acquire before this Debenture is paid in full.

Subject  to the subordination provisions hereunder, at any time after the occurrence of an Event of Default, the Holder may, in the Holder’s sole and absolute discretion (i) declare  the entire unpaid balance  of the Principal Amount plus accrued interest and other sums due hereunder  immediately due and payable, and (ii) exercise any or all rights and remedies available to the Holder hereunder, or under applicable law and claim rights and remedies ahead of subordinate debt held by shareholders and officers, or their heirs or assigns.

SECTION 9.  Default Interest Rate.  Upon the occurrence of an Event of Default and if the Holder elects to accelerate the unpaid Principal Amount as a result of such Event of Default, and unless and until cured, the rate of interest accruing on the unpaid Principal Amount shall be Eighteen Percent (18%) per annum for the actual number of days that such Event of Default exists and remains uncured.

SECTION 10.  Interest Rate After Judgment.   If judgment is entered against the Company on this Debenture, the amount of the judgment entered (which may include principal, interest, default interest, late charges, fees, expenses and costs) shall bear interest at the highest rate authorized under this Debenture as of the date of entry of the judgment.

SECTION 11. Confessed Judgment.  Subject to the subordination provisions hereunder, upon the occurrence of an Event of Default, the Company hereby authorizes any attorney designated by the Holder or any clerk of any court of record to appear for the Company in any court of record and confess judgment without prior hearing against the Company in favor of the Holder for and in the amount of the unpaid Principal Amount, all interest accrued and unpaid, all other amounts payable by the Company to the Holder under the terms  of this Debenture, costs of suit, and attorneys’ fees of five percent (5%) of the unpaid Principal Amount and interest due hereunder.  The Company hereby releases, to the extent permitted by applicable law, all errors and all rights of exemption, appeal, stay of execution, inquisition, and other rights to which the Company may otherwise be entitled under the laws of the United States of America now in force and which may hereafter be enacted.  The authority and power to appear for and enter judgment against the Company shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto.  Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdictions as often as the Holder shall deem necessary or desirable, for all of which this Debenture shall be a sufficient warrant.

Confidential and Proprietary

SECTION 12.  Waiver of Protest.  The Company, and all parties to this Debenture, whether maker, endorser or guarantor, waive presentment, notice of dishonor and protest.

SECTION 13.  Waiver and Amendments.  Each right, power and remedy of the Holder hereunder, or under applicable law, shall be cumulative and concurrent, and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Holder of any or all such other rights, powers or remedies.  No failure or delay by the Holder to insist upon the strict performance of any one or more provisions of this Debenture, or to exercise any right, power or remedy consequent upon a breach thereof or default hereunder shall constitute a waiver thereof, or preclude the Holder from exercising any such right, power or remedy. By accepting full or partial payment after the due date of any amount of principal or interest on the Debenture, the Holder shall not be deemed to have waived the right to require payment when due and payable of all other amounts of principal of or interest on this Debenture, or to exercise any rights and remedies available to it in order to collect all such other amounts due and payable under this Debenture.  No modification, change, waiver or amendment of this Debenture shall be deemed to be made by the Holder unless in writing signed by the Holder, and each such waiver, if any, shall apply only with respect to the specific instance involved.

SECTION 14.   Notices.   Any notice, request, or demand to or upon the Company or the Holder shall be deemed to have been properly given or made when delivered as follows:

If to the Company:	UtiliPoint International, Inc.
6000 Uptown Blvd., Suite 314
Albuquerque, NM 87110
Attn: Chief Executive Officer

If to the Holder:	Knox Lawrence International, LLC
445 Park Avenue, 20th Floor
New York, NY 10022
Attn: Nana Baffour, Managing Principal

Confidential and Proprietary

SECTION 15.  Partial Invalidity. In the event any provision of this Debenture (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the  affected provision) of the Debenture; but this Debenture shall be construed as if such invalid, illegal, or unenforceable provision  (or part thereof) had not been contained in this Debenture, but only to the extent it is invalid, illegal, or unenforceable.

SECTION 16.  Assignment.  This Debenture may be assigned by the Holder at any time, in whole or in part, without the approval of the Company.

SECTION 17.  Captions.  The captions herein set forth are for convenience only and shall not be deemed to define, limit or describe the scope or intent of the Debenture.

SECTION 18.  Governing Law.   The provisions of this Debenture shall be construed, interpreted and enforced in accordance with the laws of the State of New Mexico as the same may be in effect from time to time.

SECTION 19. Further Assurances. The parties hereto agree to execute, acknowledge, seal and deliver, after the date hereof, such further assurances, instruments and documents and to take such further actions as the parties hereto may reasonably request in order to accomplish, facilitate performance of, or otherwise fulfill the transaction contemplated herein.

SECTION  20.Entire Agreement.   This Debenture constitutes the entire agreement and understanding between the parties hereto with respect to the matters herein set forth.

Confidential and Proprietary

IN WITNESS WHEREOF, the Company has caused this Debenture to be executed in its name by its duly authorized officer on its behalf, as of the day and year first above written.

ATTEST:	Knox Lawrence International

/s/ Robert C. Bellemare	/s/ Nana Baffour
Robert C. Bellemare	Nana Baffour
CEO	Managing Principal